EXHIBIT 10.10
CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT OF 1933.
License Agreement
     This License Agreement (the “Agreement”) is made and entered into as of December 18, 2007 (the “Effective Date”) by and between Amgen Inc., a Delaware corporation with offices at One Amgen Center Drive, Thousand Oaks, California 91320-1799 (“Amgen”), and Anthera Pharmaceuticals, Inc., a Delaware corporation with a place of business at 1900 South Norfolk Street, Suite 260, San Mateo, California 94566 (“Anthera”). Amgen and Anthera may be referred to herein individually as a “Party” and jointly as the “Parties.”
Recitals
     Whereas, Amgen owns or controls certain intellectual property and information related to a molecule known as AMG 623;
     Whereas, Anthera desires to obtain from Amgen an exclusive, royalty-bearing, worldwide license to develop, make and have made, market, and sell products containing such molecule in the Field (as defined below), and Amgen is willing to grant such a license under the terms and conditions of this Agreement; and
     Now Therefore, in consideration of the foregoing and the covenants and promises contained herein, the Parties agree as follows:
ARTICLE 1
Definitions
As used herein, the following terms shall have the following meanings:
     1.1 “Affiliate” shall mean, as to a Party, any entity that controls, is controlled by or is under common control with such Party, but only for so long as such control exists. For purposes of this definition, the term “controls” (with correlative meanings for the terms “control”, “controlled by” and “under common control with”) means: (a) to own directly or indirectly more than fifty percent (50%) of the voting securities or other ownership interest of the applicable entity; or (b) to possess, directly or indirectly, the power to direct and control the management of the applicable entity, whether through the ownership of voting securities, by contract, or otherwise.
     1.2 “AMG 523” shall mean the molecule known as AMG 523. The sequence of AMG 523 is shown in Exhibit H.
     1.3 “AMG 623 Licensed Patents” shall mean:
          (a) the patents and patent applications identified in Part 1 of Exhibit A;
          (b) any and all patent applications covering or claiming Licensed Know-How that are filed during the term of this Agreement pursuant to Section 5.1(a);

          (c) any and all patent applications that claim priority to any of the patents and patent applications identified in Part 1 of Exhibit A hereto or described in (b) above (including all divisional or continuation, in whole or in part, applications based on the patent applications described in (a) and (b) above);
          (d) any and all foreign applications corresponding to the patent applications described in (a), (b) and (c) above;
          (e) any and all issued and unexpired patents resulting from any of the applications described in (a), (b), (c) or (d) above; and
          (f) any and all issued and unexpired reissues, reexaminations, renewals, or extensions of any of the patents described in (a) or (d) above.
     With respect to patent applications described in (c) above and any corresponding foreign applications thereof in (d) above and any patents or reissues, reexaminations, renewals or extensions thereof in (e) or (f) above, such patent applications and patents shall only be deemed AMG 623 Licensed Patents to the extent that the claims cover the Licensed Molecule and any formulations of Licensed Molecule.
     1.4 “BAFF” shall mean B-Cell Activating Factor. BAFF is also referred to as [***] and [***] in the patents and patent applications within the Licensed Patents.
     1.5 “BAFF Peptibody” shall mean a fusion protein [***]. For purposes of this definition, AMG 523 shall be deemed a BAFF Peptibody.
     1.6 “Change of Control” shall mean the acquisition, directly or indirectly, by a Third Party of more than fifty percent (50%) of the shares of Anthera’s voting capital stock, the holders of which have general voting power under ordinary circumstances to elect at least a majority of Anthera’s board of directors or equivalent body.
     1.7 “Combination Product” shall mean a Licensed Product that includes at least one clinically active ingredient in addition to the Licensed Molecule.
     1.8 “Competing Product” shall mean any molecule or product that [***].
     1.9 “Confidential Information” shall mean, as to either Party, all Information that such Party discloses to the other Party pursuant to this Agreement and all Information disclosed by either Party pursuant to that certain Confidential Disclosure Agreement by and between Amgen and Anthera effective as of June 29, 2007, as amended by that certain Letter Agreement dated as of December 12, 2007. “Confidential Information” may include, without limitation, manufacturing, marketing, financial, personnel and other business information and plans, whether in oral, written, graphic or electronic form.

     1.10 “Control” shall mean, with respect to any Information or intellectual property, that the applicable Party owns or has a license to such Information or intellectual property and has the ability to grant to the other Party access to and a license or sublicense (as applicable) under such Information or intellectual property without (a) violating the terms of any agreement with any Third Party as of the time such Party would first be required hereunder to grant such access and license or sublicense or (b) requiring any payment under any agreement with any Third Party.
     1.11 “Covers” and “is Covered by” shall have the meanings set forth in Section 4.3(d).
     1.12 “Drug Approval Application” shall mean, with respect to any country in the Territory, any application for regulatory approval required to be filed with a Regulatory Authority to permit commercial sale or commercial use of the Licensed Product in such country.
     1.13 “Drug Product” shall mean the finished dosage form that contains a Drug Substance, generally, but not necessarily in association with other active or inactive ingredients, and not necessarily labeled or packaged.
     1.14 “Drug Substance” shall mean the substance or mixture of substances intended to be used in the manufacture or formulation of Licensed Molecule and that, when used in the production of Licensed Molecule, becomes an active ingredient of Licensed Molecule.
     1.15 “EU” shall mean the member states of the European Union from time to time.
     1.16 “Excluded Orphan Indication” shall mean any of the following Indications: Lupus Nephritis, Cutaneous Lupus Erythematosus, Vasculitis or Graves’ Disease.
     1.17 “FDA” shall mean the U.S. Food and Drug Administration or any successor agency thereto.
     1.18 “Field” shall mean the diagnosis, prevention, treatment, palliation or cure of any diseases or conditions.
     1.19 “First Commercial Sale” shall mean the first sale to a Third Party or end-user Affiliate of Anthera of a Licensed Product by Anthera, its Affiliate or sublicensee after receipt of the applicable Regulatory Approval.
     1.20 “GAAP” or “generally accepted accounting principles” shall mean the conventions, rules and procedures that define accounting practices as established, and revised or amended, by the Financial Accounting Standards Board and the U.S. Securities Exchange Commission.
     1.21 “GMP” means the good manufacturing practices required by the FDA and set forth in the U.S. Food, Drug & Cosmetic Act, as amended, or FDA regulations, policies or guidelines in effect at a particular time for the manufacturing and testing of pharmaceutical materials, including, without limitation, those set forth in 21 C.F.R. §§ 210 and 211, and the good manufacturing practices set forth in the International Conference on Harmonisation Harmonised Tripartite Guideline Good Manufacturing Practice Guidance for Active Pharmaceutical Ingredients Q7A, as the same may be amended from time to time.
     1.22 “Indication” shall mean the medical condition for which a drug is indicated for use in labeling approved by the applicable Regulatory Authority or which is included as the disease or condition for prevention, treatment, palliation or cure in an investigational new drug application.
     1.23 “Information” shall mean proprietary information, tangible materials (including but not limited to master and working cell banks and inclusion bodies), trade secrets, inventions and know-how, including pre-clinical data and study reports, clinical data and study reports, regulatory correspondence and manufacturing processes, reports and records.
     1.24 “Licensed Know-How” shall mean the following Information that is Controlled by Amgen or its Affiliates as of the Effective Date: (1) the Regulatory Documents; (2) protocols, data and reports of preclinical and clinical studies for Licensed Molecule; (3) the Manufacturing Technology; (4) all research and preclinical data, together with supporting documentation, for Licensed Products that are reasonably available and necessary for the development, manufacture or commercialization of Licensed Products; (5) the Materials (as defined in Section 3.2(b)(ii)); (6) reasonably available data and poster summary for the Phase 0 B-Cell biomarker study ; and (7) any such information which Amgen expressly designates in writing it intends to include as Licensed Know-How under this Agreement.
     1.25 “Licensed Molecule” shall mean the molecule known as AMG 623. The sequence of AMG 623 is shown in Exhibit B.
     1.26 “Licensed Patents” shall mean the AMG 623 Licensed Patents and the Other Licensed Patents.
     1.27 “Licensed Product” shall mean any pharmaceutical product containing Licensed Molecule, including, without limitation, a product that consists solely of Licensed Molecule without any excipients, buffers, or other ingredients.
     1.28 “Licensed Technology” shall mean the Licensed Patents and the Licensed Know-How; provided, however, that “Licensed Technology” shall not include any Information, or patents and patent applications relating to any clinically active ingredients other than Licensed Molecule.
     1.29 “Losses” shall mean liabilities, damages, penalties, expenses and/or losses, including reasonable legal expenses and attorneys’ fees.
     1.30 “Manufacturing Technology” shall mean the Information Controlled by Amgen or its Affiliates as of the Effective Date that is reasonably available and reasonably necessary for the manufacture (including formulation, processing, filling and packaging) of Licensed Molecule and any Licensed Products that were developed by Amgen or its Affiliates as of the Effective Date, and for the completion of the manufacturing sections of Regulatory Documents related to Licensed Molecule and Licensed Products. The Manufacturing Technology shall include all master and working cell banks and inclusion bodies for Licensed Molecule Controlled by Amgen or its Affiliates as of the Effective Date.
     1.31 “Net Sales” shall mean the gross amounts invoiced by Anthera, its Affiliates and its sublicensees on sales of Licensed Products (excluding sales to Affiliates and sublicensees who are not end users; provided, however, that subsequent sales of Licensed Products by such Affiliates and sublicensees shall be deemed Net Sales for purposes of this Agreement), less the following deductions specifically allocated to the Licensed Products and calculated in accordance with GAAP: (a) prompt payment or other trade or quantity discounts actually allowed and taken; (b) wholesaler chargebacks; (c) amounts paid, allowed or credited by reason of rejection or returns, or because of retroactive price reductions, chargebacks, or rebates (including Medicaid and other government-mandated rebates); (d) taxes (other than income taxes) actually paid or withheld, to the extent included in invoices as a separate line item; and (e) transportation and delivery charges, including insurance premiums actually incurred, to the extent included in invoices as a separate line item.
     It is understood by the Parties that no deductions shall be taken for advertising, sales force, or selling expenses related to the Licensed Products incurred by Anthera, its Affiliates or sublicensees.
     With respect to end uses or services by Anthera and its Affiliates themselves using the Licensed Product for commercial purposes, the “Net Sales” for the purpose of determining the royalty due for such Licensed Product shall be determined by taking the average of the Net Sales paid by Third Parties in arms-length transactions with Anthera, its Affiliates or sublicensees during the period in question, or if no such sales shall have occurred, the fair market value of the Licensed Product.
     With respect to any Combination Product sold by Anthera, its Affiliates or its sublicensees, the “Net Sales” for the purpose of determining the royalty due for such Combination Product shall be determined by multiplying the Net Sales of such Combination Product (as determined above) by the fraction A/A+B, where A is the sum of the established market price for sale of a Licensed Product that contains the Licensed Molecule as the sole active ingredient, and B is the sum of the established market prices for the forms and formulations of any other clinically active ingredients contained in the Combination Product. If the above fraction cannot be determined because a clinically active ingredient in the Combination Product is not sold separately in the same form and formulation, then the “Net Sales” for the purpose of determining the royalty due for such Combination Product shall be determined by multiplying the Net Sales of such Combination Product (as determined above) by a fraction that reasonably represents the relative contribution, to the total market value of such Combination Product, of the Licensed Molecule, where such fraction is determined by the Parties in good faith on the basis of the fair market values of the contribution of each of the different clinically active ingredients when included in the Combination Product.
     1.32 “Orphan Product” shall mean a pharmaceutical product that (a) satisfies the criteria for orphan drug designation established by the FDA or any other Regulatory Authority in the Territory; and (b) has received Regulatory Approval for an Indication other than an Excluded Orphan Indication.

     1.33 “Other Licensed Patents” shall mean:
          (a) the patents and patent applications identified in Part 2 of Exhibit A;
          (b) any and all patent applications that claim priority to any of the patents and patent applications identified in Part 2 of Exhibit A hereto (including all divisional or continuation, in whole or in part, applications based on the patent applications described in (a) above);
          (c) any and all foreign applications corresponding to the patent applications described in (a) and (b) above;
          (d) any and all issued and unexpired patents resulting from any of the applications described in (a), (b) or (c) above; and
          (e) any and all issued and unexpired reissues, reexaminations, renewals, or extensions of any of the patents described in (a) or (d) above.
     With respect to patent applications described in (b) above and any corresponding foreign applications thereof in (c) above and any patents or reissues, reexaminations, renewals or extensions thereof in (d) or (e) above, such patent applications and patents shall only be deemed Other Licensed Patents to the extent that the claims cover the Licensed Molecule or any formulations of Licensed Molecule.
     1.34 “Phase III Trial” shall mean a clinical trial of the Licensed Product in a human patient population designed to obtain data determining efficacy and safety of the Licensed Product to support Regulatory Approvals and commencing upon dosing of the first patient in such trial, as more fully defined in 21 C.F.R. § 312.21(c), or its successor regulation, or the equivalent in any foreign country.
     1.35 “Regulatory Approval” shall mean satisfaction of the requirements of a Regulatory Authority to distribute, market and sell the Licensed Product.
     1.36 “Regulatory Authority” shall mean any national, supra-national, regional, state or local regulatory agency, department, bureau, commission, council or other governmental entity in the Territory involved in regulating and controlling the development, manufacture, promotion, marketing and/or sale of a pharmaceutical product.
     1.37 “Regulatory Documents” shall mean all regulatory documents and filings (including INDs), correspondence with Regulatory Authorities, annual reports and amendments thereto related to Licensed Molecule and any Licensed Products that were developed by Amgen or its Affiliates as of the Effective Date, and Controlled by Amgen or its Affiliates as of the Effective Date.
     1.38 “Territory” shall mean the entire world.
     1.39 “Third Party” shall mean any entity other than (a) Amgen, (b) Anthera or (c) an Affiliate of either Party.

     1.40 “Third Party Milestones” shall mean the milestone payments set forth on Exhibit G attached hereto.
     1.41 “U.S.” shall mean the United States of America.
     1.42 “Valid Claim” shall mean a claim of a pending patent application or an issued and unexpired patent included within the Licensed Patents that: (a) has not been abandoned, permanently revoked or held unenforceable or invalid by a final decision of a court of competent jurisdiction, which decision can no longer be appealed; or (b) in the case of a claim of a pending patent application, has not been pending for the longer of (1) ten (10) years, provided that the non-provisional patent application to which such claim claims priority has not been pending for more than ten (10) years; or (2) five (5) years from the Effective Date.
ARTICLE 2
Licenses
     2.1 License Grant.
          (a) Subject to the terms and conditions of this Agreement, Amgen hereby grants to Anthera a royalty-bearing, exclusive license, with the right to sublicense solely in accordance with Section 2.2, under the AMG 623 Licensed Patents, solely to research, develop, make, have made, use, sell, offer for sale, and import Licensed Products in the Field in the Territory; provided, however, that no license is granted under the AMG 623 Licensed Patents to any clinically active ingredient other than Licensed Molecule.
          (b) Subject to the terms and conditions of this Agreement, Amgen hereby grants to Anthera a royalty-bearing, non-exclusive license, with the right to sublicense solely in accordance with Section 2.2, under the Other Licensed Patents, solely to research, develop, make, have made, use, sell, offer for sale, and import Licensed Products in the Field in the Territory; provided, however, that no license is granted under the Other Licensed Patents to any clinically active ingredient other than Licensed Molecule. Amgen covenants that neither it nor its Affiliates shall grant a license under the Other Licensed Patents to any Third Party expressly and specifically to make, have made, use, import, offer for sale, or sell Licensed Products.
          (c) Subject to the terms and conditions of this Agreement, Amgen hereby grants to Anthera a royalty-bearing, exclusive license, with the right to sublicense solely in accordance with Section 2.2, under the Licensed Know-How, solely to research, develop, make, have made, use, sell, offer for sale, and import Licensed Products in the Field in the Territory; provided, however, that no license is granted under the Licensed Know-How to any clinically active ingredient other than Licensed Molecule.
     2.2 Sublicensing. Subject to [***] under Section 2.5, Anthera shall have the right to grant sublicenses to Affiliates or Third Parties under any or all of the rights licensed pursuant to Section 2.1 without Amgen’s consent but upon written notice to Amgen specifying, at a minimum, the identity of the sublicensee, the scope of rights sublicensed, and the territory for which the sublicense is granted. Each such sublicense shall be consistent with the terms and conditions of this Agreement and Anthera shall remain fully liable for the compliance by such sublicensees with the applicable terms and conditions of this Agreement as if such sublicensees were Anthera hereunder. Upon termination of this Agreement, each sublicense granted by Anthera will terminate, unless Amgen shall otherwise agree in writing in its sole discretion.
     2.3 Retained Rights. Subject to the terms and conditions of this Agreement, Amgen shall retain all rights to the Licensed Technology not expressly granted to Anthera hereunder.
     2.4 Limited Exclusivity.
          (a) Amgen. During the seven (7) year period following the Effective Date, Amgen shall not clinically develop or commercialize, itself or through its Affiliates or a Third Party (or license to a Third Party the express and specific right to clinically develop or commercialize) (i) any BAFF Peptibody; or (ii) any molecule containing or comprising the peptide amino acid sequence set forth in Exhibit C. Upon the seventh anniversary of the Effective Date, the obligations set forth in this Section 2.4(a) shall terminate. Notwithstanding this Section 2.4(a), nothing in this Agreement shall limit or prohibit Amgen or its Affiliates from clinically developing or commercializing (or licensing to a Third Party) any molecule other than Licensed Molecule or Licensed Products (including any peptibody molecule other than Licensed Molecule or Licensed Products) obtained through the acquisition of a Third Party or division thereof by Amgen or its Affiliates (whether by stock purchase, asset purchase, merger, or otherwise), so long as such acquisition was not solely made to acquire a BAFF Peptibody. Further, nothing in this Agreement shall prohibit, limit or restrict the right of Amgen or its Affiliates to grant licenses under the Other Licensed Patents to Third Parties that are not specific to, or do not specifically exclude, the molecules in clause (i) or (ii) of this Section 2.4(a).
          (b) Anthera. During the term of this Agreement, and except in accordance with Section 2.4(c), Anthera shall not clinically develop or commercialize, itself or through its Affiliates or a Third Party (or license to a Third Party the express and specific right to clinically develop or commercialize) any molecule or product that [***], other than Licensed Molecule or Licensed Products.
          (c) Clinical Stage/Commercial Competing Product. If Anthera or an Affiliate has rights to a Competing Product through the acquisition of a Third Party or division thereof (whether by stock purchase, asset purchase, merger or otherwise) or pursuant to a Change of Control, and such Competing Product is a clinical stage molecule or a commercialized product, Anthera shall promptly notify Amgen in writing of such transaction upon its occurrence. If the Competing Product is a clinical stage molecule or a commercialized product, then within [***] of closing of any such transaction (each such transaction, the “Transaction” and each such [***] period following the closing of a Transaction, the “Post-Transaction Period”), Anthera shall elect one of the following resolutions, and notify Amgen in writing no later than the expiration of the Post-Transaction Period as to which of clauses (i), (ii), (iii), (iv), (v) or (vi) of this Section 2.4(c) it elects (and for the avoidance of doubt, if Anthera elects clause (vi), the Parties shall also mutually agree in writing on an alternative resolution prior to the expiration of the Post-Transaction Period):

[***]

          (d) Pre-Clinical Stage Competing Product. If Anthera or an Affiliate has rights to a Competing Product through the acquisition of a Third Party or division thereof (whether by stock purchase, asset purchase, merger or otherwise) or pursuant to a Change of Control, and such Competing Product is a pre-clinical stage molecule, then within [***] of the closing of a Transaction, Anthera may identify in writing to Amgen such pre-clinical stage Competing Product (each such identified pre-clinical stage Competing Product shall be referred to herein as a “Pre-Clinical Competing Product”). Anthera shall promptly notify Amgen in writing upon first dosing of such Pre-Clinical Competing Product in humans. Upon such written notice to Amgen, such Pre-Clinical Competing Product shall be subject to the terms and conditions set forth in Section 2.4(c) above, and Anthera shall, within [***] of such written notice to Amgen (such [***] period shall be referred to herein as “Clinical Designation Period”), elect a resolution set forth in Section 2.4(c) (i) through (v) or the Parties shall mutually agree in writing on an alternative resolution prior to the expiration of the Clinical Designation Period.
          (e) Failure to Elect or Resolve. If Anthera fails to elect a resolution under Section 2.4(c) (i), (ii), (iii), (iv) or (v) above, or the Parties do not reach written agreement on an alternative resolution with respect to each Competing Product pursuant to Section 2.4(c)(vi), in each case prior to the expiration of each Post-Transaction Period or the Clinical Designation Period, as the case may be, or Anthera elects a resolution under Section 2.4(c)(iv) and fails to complete the divestiture within [***] of such election, Amgen shall have the right to terminate this Agreement immediately, and Sections 9.6 and 9.7 shall apply.
     2.5 Amgen Right of First Negotiation. If Anthera decides to [***], Anthera shall first provide to Amgen written notice offering to Amgen the opportunity to enter into negotiations with Anthera with respect to such Licensed Product in the applicable countries in the Territory; [***]. Amgen will then have sixty (60) days (the “Notice Period”) to notify Anthera in writing whether it elects to exercise its right of first negotiation with respect to such opportunity. If Amgen so elects to exercise the right of first negotiation, then Anthera will negotiate with Amgen in good faith for a period of one hundred twenty (120) days from the date of Amgen’s notice of exercise, with an intent to enter into a definitive agreement on reasonable terms and conditions, pursuant to which agreement Amgen shall [***]. If the Parties do not enter into a definitive agreement related thereto within such period or if Amgen does not elect to exercise its right of first negotiation within the Notice Period, then Anthera shall be permitted to [***].
     2.6 Anthera Right of Participation. If Amgen decides to commence a process in order to solicit indications of interest from two or more Third Parties with the objective of effecting a transaction for the outlicense of [***], Amgen will promptly notify Anthera of, and permit Anthera to, participate in the initial stage of such process on terms equal to other parties. Provided that Amgen has satisfied its obligation to provide such notice to Anthera, Anthera acknowledges that Amgen shall be free to negotiate and enter into a definitive agreement with any Third Party without prior notice to Anthera.
     2.7 No Other Licenses. Neither Party grants to the other Party any rights or licenses in or to any intellectual property, whether by implication, estoppel, or otherwise, except to the extent expressly provided for under the Agreement.
     2.8 Assumption of Responsibility. The Parties acknowledge that, as between the Parties, Anthera shall be solely responsible for, and shall bear all costs associated with, the research, development, manufacture (other than as may be agreed by the Parties pursuant to

Section 3.3), use, and sale of the Licensed Products in the Field from and after the Effective Date by Anthera, its Affiliates, and its sublicensees.
     2.9 Covenant not to Sue. During the term of this Agreement, Amgen covenants that it and its Affiliates will not assert against Anthera any issued patent Controlled by Amgen or its Affiliates to the extent it claims the composition of matter of the Licensed Molecule, with respect to Anthera’s or its Affiliates or sublicensees’ use or practice of the AMG 623 Licensed Patents for the Licensed Product in the Field in the Territory in accordance with this Agreement.
ARTICLE 3
transfer of assets; diligence
     3.1 Licensed Know-How. As soon as is reasonably practicable after the Effective Date, Amgen will provide to Anthera the Licensed Know-How.
          (a) Regulatory Documents. No later than [***] after the Effective Date, Amgen shall notify relevant Regulatory Authorities in the Territory of, and take all actions reasonably necessary to effect, the transfer of the Regulatory Documents to Anthera. Amgen and Anthera shall share equally in the out-of-pocket costs of such transfer. Following the completion of such transfer, Anthera shall be responsible for the filing of all further regulatory documents for the Licensed Product in the Field in the Territory, and for all contacts with Regulatory Authorities with respect to Licensed Products in the Territory within the Field. At Anthera’s request, Amgen may, at its sole discretion and election, provide reasonable support (including participation in regulatory discussions relating to the Licensed Products) to Anthera, at Anthera’s sole expense. If Amgen agrees to provide support/participation, Anthera shall pay Amgen for such support/participation at a rate of [***]/hour and Anthera shall also pay all of Amgen’s reasonable, documented external expenses, including travel, per diem and lodging with respect to such support or participation. Amgen shall invoice Anthera on a quarterly basis for such support and participation and expenses, and Anthera shall pay each such invoice within [***] of receipt.
          (b) Other Data. The clinical data portion of the Licensed Know-How will be provided to Anthera in computer-readable, SAS transport format, where practicable and available, and otherwise in printed format. All other portions of the Licensed Know-How will be provided to Anthera in written or other tangible form, electronically if reasonably practicable and otherwise in hard copy documents. Data from all clinical trials conducted by or on behalf of Amgen with respect to Licensed Products prior to the Effective Date will also be provided in signed clinical study reports.
     3.2 Manufacturing Technology.
          (a) Selection of Third Party Manufacturer. Anthera shall select a Third Party manufacturer for the manufacture of Licensed Products (such Third Party manufacturer shall be referred to herein as “CMO”). Anthera shall obtain Amgen’s approval for the CMO selected by Anthera, which approval shall not be unreasonably withheld or delayed. The list of Amgen-approved CMOs (as may be amended from time to time by Amgen after the Effective Date) is attached hereto as Exhibit D, and Anthera shall not be required to obtain Amgen’s approval if the

CMO Anthera selects is listed on Exhibit D at the time of such selection; provided, however, that Anthera shall promptly provide Amgen with the name of the CMO selected from Exhibit D. Anthera shall be responsible for promptly negotiating the terms of the agreement pursuant to which the CMO shall manufacture and supply Licensed Products. Failure by Anthera to enter into an agreement with the CMO within [***] after the Effective Date to permit the transfer of Manufacturing Technology in accordance with Section 3.2(b) shall be deemed a material breach of this Agreement.
          (b) Initial Technology Transfer.
               (i) Transfer of Manufacturing Technology. Amgen shall perform an electronic file transfer of Manufacturing Technology to Anthera or, at Anthera’s request, to the CMO selected by Anthera pursuant to Section 3.2(a) above. If, during the term of this Agreement, Information is identified that was Controlled by Amgen or its Affiliates as of the Effective Date, and should have been included in the Manufacturing Technology provided to Anthera pursuant to this Section 3.2(b)(i) and (ii), but was not previously provided to Anthera pursuant to Section 3.2(b)(i) or (ii), then Amgen will promptly provide such Manufacturing Technology to Anthera.
               (ii) Transfer of Inventory and Other Materials. As soon as is reasonably practicable after the Effective Date, Amgen shall transfer to Anthera or Anthera’s designee, and Anthera shall assume title and possession of, inventories of clinical material, API, and/or intermediates of Licensed Molecule set forth in Exhibit E (“Inventory”), as well as all master and working cell banks, inclusion bodies, reagents and reference standards for Licensed Molecule set forth in Exhibit F (“Materials”), Controlled, respectively, by Amgen or its Affiliates. Anthera shall be responsible for all costs associated with Inventory and Materials transfers (including shipping, packaging, insurance and other transfer costs) under this Section 3.3. Inventory and Materials will be delivered to Anthera Ex Works (IncoTerms 2000) Amgen’s designated facility. Title to Inventory and Materials, and risk of damage or loss, will pass to Anthera immediately after the Inventory and Materials leave Amgen’s designated facility. Anthera shall be responsible for delivery logistics, including selection of the carrier and mode of shipment, provided that Amgen shall package the Inventory and Materials into secondary packaging for shipment in a commercially reasonable manner. Amgen hereby represents and warrants that all clinical material included in the Inventory shall: (i) have been manufactured in compliance with GMP, (ii) at the time of delivery to Anthera by or on behalf of Amgen conform to the specifications therefor set forth in the Regulatory Documents filed with the FDA, and (iii) be stored under GMP conditions until such material is delivered to Anthera by or on behalf of Amgen. Other than the warranties set forth in this Section 3.2(b)(ii), Amgen makes no representation or warranty of any kind with respect to such materials, including no warranty of merchantability, fitness for a particular use, or non-infringement. Anthera shall have [***] from the date of delivery of clinical material within the Inventory in which to test, at Anthera’s cost, the delivered clinical material for quality and compliance with the specifications and notify Amgen of any non-compliance. In the event Anthera determines that any clinical materials within Inventory did not, upon delivery, meet the specifications, Anthera shall notify Amgen in writing (within the [***] period set forth above) and provide Amgen with complete copies of all testing data and a reasonably detailed explanation of the reasons for such suspected non-compliance. If Amgen disagrees with such initial determination of non-

compliance and the Parties cannot come to agreement, Amgen and Anthera shall elect an independent Third Party to review the data and/or repeat the testing and make a final determination, which shall be binding upon both Anthera and Amgen. If the shipment is determined by the independent Third Party to have been, upon delivery, in compliance with the specifications, Anthera shall pay the costs of such testing; if the shipment is found not to have been in compliance with the specifications upon delivery, Amgen shall pay the costs of such testing. In the event any clinical material within the Inventory shall be agreed or determined pursuant to this Section 3.2(b)(ii) to have failed to comply with the specifications upon delivery, Anthera shall, at Amgen’s election and expense, either destroy the material or return it to Amgen. The process set forth in this Section 3.2(b)(ii) shall be the sole process for resolving any non-compliance or deficiency in the clinical material within the Inventory, and Anthera’s sole remedy for any non-compliance or quality deficiency of the clinical material within the Inventory shall be a refund of the pro rata amount equal to [***]. Amgen shall have no obligations with respect to the quality of the Materials or non-clinical material within the Inventory. Anthera shall be solely responsible for taking all steps necessary to determine that Inventory or Materials are suitable for Anthera’s intended use. Anthera represents and warrants that (a) the master and working cell banks and inclusion bodies for Licensed Molecule will be used only for production of Licensed Molecule and Licensed Products and will not be used or modified in any way to produce any other compound or molecule, and (2) it will not transfer (or permit its CMO to transfer) the master or working cell banks or inclusion bodies to any Third Party other than Anthera’s CMO designated in accordance with Section 3.2(a) or a qualified Third Party storage facility.
          (c) Subsequent Technology Transfer Support and Assistance. As part of the transfer of the Manufacturing Technology, upon reasonable request by Anthera, Amgen shall provide up to a total of [***] hours of support and assistance with respect to the implementation of the Manufacturing Technology during normal working hours within the first [***] following the Effective Date, at no charge to Anthera (such initial [***] hours shall be referred to as the “Baseline Hours”). If Anthera seeks support and assistance above and beyond the Baseline Hours, Amgen shall provide up to a maximum of [***] additional hours of support and assistance during normal working hours (such [***] additional hours in excess of Baseline Hours shall be referred to herein as “Additional Hours”). Anthera shall pay Amgen at a rate of US[***]/hour for any Additional Hours, as reflected in written invoices submitted to Anthera. Further, at Amgen’s sole election and discretion, Amgen shall provide, upon Anthera’s request, [***] additional hours of support and assistance during normal working hours in excess of the Additional Hours, at a rate of US[***]/hour (such additional [***] hours of support and assistance in excess of the Additional Hours shall be referred to herein as “Discretionary Hours”). Anthera shall reimburse any reasonable, documented, out-of-pocket travel-related expenses incurred by Amgen personnel in connection with providing such support and assistance in connection with the Baseline Hours, Additional Hours and Discretionary Hours. Amgen shall invoice Anthera on a quarterly basis for such Additional Hours, Discretionary Hours and expenses, and Anthera shall pay each such invoice within [***] of receipt.
          (d) For the avoidance of doubt, in no event shall Amgen be obligated to provide more than a total of [***] hours of support and assistance to Anthera (which [***] hours includes the Discretionary Hours, which shall be provided to Anthera at Amgen’s sole discretion and election), and in no event shall Amgen be obligated to provide any support or assistance beyond the period of [***] following the Effective Date. The [***] hours of support and assistance and the [***] time period in which such support and assistance hours must be utilized, shall be referred to as “Subsequent Technology Transfer Support”. For the avoidance of doubt, (a) time spent by Amgen personnel in traveling to Anthera or Anthera’s CMO in connection with the transfer of Manufacturing Technology; or (b) the initial technology transfer activities set forth in Section 3.2(b)(i) and (ii), shall not be deemed Subsequent Technology Transfer Support.
     3.3 Responsibility. Following the Effective Date, Anthera shall be responsible for all development and commercialization of Licensed Products in the Field in the Territory. Anthera shall be responsible for the manufacturing of Licensed Products for use by Anthera and its sublicensees in the Field in the Territory. However, upon Anthera’s written request (which written request shall be made no later than [***] following the Effective Date with respect to the manufacture of Drug Product from Drug Substance included in the Inventory), Amgen may, at Amgen’s sole discretion and option, elect to manufacture certain quantities of Drug Substance and Drug Product in compliance with GMP for Anthera. In the event that Amgen agrees to perform such manufacturing services for Anthera, the Parties shall negotiate in good faith the terms and conditions of an agreement pursuant to which Amgen would perform such manufacturing services; provided, however, that with respect to the formulation of Drug Substance included within the Inventory into nude vials of Drug Product, the Parties agree that Anthera shall pay Amgen [***] for such fill/finish services.
     3.4 [***]. At any time during the term of this Agreement, Amgen shall have the right, but not the obligation, to [***] of Anthera established for Licensed Products, which [***] must be reasonably acceptable to Anthera.
     3.5 Diligence. Anthera, either on its own or through one or more Affiliates or sublicensees, shall use commercially reasonable efforts to develop and commercialize the Licensed Products commensurate with those efforts commonly used in the biotechnology industry by reputable biotechnology companies in connection with the development, manufacture and commercialization of a pharmaceutical product of similar market potential, and shall in particular use commercially reasonable efforts to initiate within [***] of the Effective Date a [***] of a Licensed Product. Whether particular development efforts are commercially reasonable shall be measured on a country-by-country basis in accordance with the overall standard set forth in the first sentence of this Section 3.5. Anthera shall keep Amgen advised of all ongoing development and manufacturing activities by providing Amgen with an annual update report summarizing Anthera’s development and manufacturing activities with respect to Licensed Products (including but not limited to information on all clinical studies involving Licensed Products).
     Notwithstanding the foregoing, Anthera would not be deemed to have breached such diligence obligations if its development efforts are delayed as a result of events or occurrences that are outside of Anthera’s control (provided Anthera has used commercially reasonable efforts with respect to matters within its control), including the following: (i) any breach of this Agreement by Amgen that adversely affects Anthera’s ability to develop Licensed Products, (ii) regulatory holds or new regulatory requirements, (iii) an event of force majeure, or (iv) a development issue involving safety, toxicity, efficacy or pharmacokinetics, or the ability to scale up manufacturing processes (in each case, to the extent outside of Anthera’s control, using commercially reasonable efforts). If Amgen reasonably believes that Anthera has breached its diligence obligations under this Agreement in connection with the development, manufacture or commercialization of the Licensed Product, Amgen and Anthera shall meet and agree upon a reasonable plan to minimize the development delay caused by such breach. Amgen shall have the right to terminate this Agreement pursuant to Section 9.2 if Anthera does not initiate within [***] from the date on which the Parties agree to such plan, and diligently continue, efforts under such plan to address and minimize the delay caused by Anthera’s breach of its diligence obligations to Amgen’s reasonable satisfaction.
ARTICLE 4
Payments
     4.1 First Installment of License Fee. Anthera shall pay to Amgen, within ninety (90) days after the Effective Date, Three Million Dollars ($3,000,000) (“First Installment License Fee”). The First Installment License Fee payment to Amgen shall be made in cash by wire transfer of immediately available funds into an account designated in writing by Amgen. The First Installment License Fee shall be nonrefundable and noncreditable against any milestones or other fees or payments due Amgen under this Agreement.
     4.2 Milestone Payments.
          (a) Second Installment of License Fee. In addition to the payment in Section 4.1, Anthera shall pay to Amgen Three Million Dollars ($3,000,000) (“Second Installment License Fee”) on the earlier of (i) termination of this Agreement by Anthera pursuant to Section 2.4(c)(iii); or (ii) February 1, 2009. The Second Installment License Fee payment to Amgen shall be made in cash by wire transfer of immediately available funds into an account designated in writing by Amgen. The Second Installment License Fee shall be nonrefundable and noncreditable against any milestones, royalties or other fees or payments due Amgen under this Agreement.
          (b) Milestones. Anthera shall pay to Amgen, with respect to Licensed Products, the following one-time milestone payment amounts upon the first occurrence of each indicated milestone event:

Event	Payment

[***]	[***]

[***]	[***]

[***]	[***]

[***]	[***]

[***]	[***]

[***]	[***]

[***]	[***]
     Anthera will give Amgen prompt written notification of the occurrence of any of the milestone events set forth above. The payments set forth above will be payable within thirty (30) business days after the achievement of the applicable milestone. In the event that the first milestone event set forth above shall not be achieved by any Licensed Product but a subsequent milestone event shall be achieved by a Licensed Product (i.e., [***]), the payment associated with the first milestone set forth above shall nonetheless be owed to Amgen in full and at the same time as Anthera’s payment to Amgen for its achievement of the subsequent milestone event (i.e. the foregoing example would require an aggregate US$10 million payment). No milestone payment will be payable by Anthera more than once, regardless of the number of times the milestone event occurs or the number of Licensed Products developed and commercialized, such that the maximum aggregate amount of milestones payable under this Section 4.2(b) shall be US$33 million.
     4.3 Royalties.
          (a) Royalty Rates. With respect to sales of Licensed Products by Anthera, its Affiliates or its sublicensees, Anthera shall pay to Amgen quarterly royalties calculated as a percentage of the applicable portion of aggregate annual Net Sales of all Licensed Products, based on the following royalty rates:

Portion of Annual Worldwide Net Sales	Royalty Rate

[***] — [***]	[***]%
Over [***] up to [***]	[***]%
Over [***] up to [***]	[***]%
Over [***] up to [***]	[***]%
Over [***]	[***]%
     For the avoidance of doubt, each of the royalty rates set forth in this Section 4.3(a) shall apply only to that portion of the annual Net Sales that falls within the applicable range for such royalty rate. For example, if the aggregate annual Net Sales of all Licensed Products in a particular year equals [***], the royalties payable to Amgen would be equal to ([***]% x [***]) + ([***]% x [***]) + ([***]% x [***]) + ([***]% x [***]) = [***].
          (b) Third Party Milestones. The Parties acknowledge that the development of Licensed Products by Anthera or its Affiliates or sublicensees pursuant to this Agreement may trigger the payment of Third Party Milestones set forth in Exhibit G. Anthera shall be solely responsible for paying such Third Party Milestones, and shall remit such payments to Amgen.
          (c) Timing of Royalty Payments. Royalty obligations under Section 4.3(a) shall accrue at the time that a sale or use of a Licensed Product generates Net Sales, and royalty obligations that have accrued during a particular calendar quarter shall be paid, on a quarterly basis, within [***] after the end of the calendar quarter during which the obligation accrued.
          (d) Royalty Term. Anthera’s royalty obligations under this Section 4.3 as to a particular Licensed Product shall be payable, on a country-by-country and Licensed Product-by-Licensed Product basis, for the longer of (i) the period from the First Commercial Sale of such Licensed Product in such country until the date of expiration of the last to expire Valid Claim within the Licensed Patents that Covers the manufacture, use or sale, offer to sell, or import of such Licensed Product by Anthera or a sublicensee in such country, or (ii) ten (10) years after the First Commercial Sale of the applicable Licensed Product in the applicable country. For the purpose of this Agreement, a Valid Claim “Covers” a particular activity if such activity would infringe, contribute to the infringement of, or induce the infringement of such Valid Claim, and the phrase “is Covered by” shall have a correlative meaning. With respect to a patent application, a Valid Claim “Covers” a particular activity if such activity would infringe, contribute to the infringement of, or induce the infringement of such Valid Claim were such

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application to be an issued patent, and the phrase “is Covered by” shall have a correlative meaning.
     4.4 Royalty Reductions.
          (a) If, and for so long as, no Valid Claim of an issued patent within the Licensed Patents in a particular country Covers the making, using, selling, offering for sale, or importing of a Licensed Product, the royalty amount otherwise due to Amgen with respect to the sale of such Licensed Product in such country shall be reduced by [***] percent ([***]%).
          (b) Anthera shall be permitted to reduce the royalties due to Amgen under Section 4.3(a) by an amount equal to [***] percent ([***]%) of the royalties and other monetary consideration actually paid to Third Parties by Anthera (or its Affiliate or sublicensee) in connection with bona fide licenses obtained under such Third Parties’ patents, but solely to the extent of such royalties or other consideration that are required: (a) to allow Anthera’s or its Affiliate’s or sublicensee’s use of the Licensed Technology licensed by Amgen hereunder; or (b) to allow Anthera (or its Affiliate or sublicense) to manufacture, use, sell or import Licensed Product. [***] Notwithstanding the foregoing, this Section 4.4(b) shall not be used to reduce the effective royalty rate due to Amgen pursuant to Section 4.3(a) [***] (i.e., from [***]% to less than [***]% or from [***]% to less than [***]%).
          (c) In no event shall the royalties due to Amgen under this Section 4.4 be reduced by more than a total of [***] percent ([***]%) (i.e. from [***]% to less than [***]% or from [***]% to less than [***]%) by operation of Sections 4.4(a) and (b).
     4.5 Sublicense Revenues. If Anthera sublicenses any of its rights under the Licensed Technology to a Third Party within [***] of the Effective Date, within [***] of the date upon which payment of any of the following is made: (i) any upfront license fees and other lump sum or one-time fees in consideration of such sublicense to the Licensed Technology (including any other fee or payment for a sublicense to the Licensed Technology which is paid to Anthera solely on the basis of the passage of time); and (ii) any milestones or payments tied to [***], then in each such case Anthera shall pay to Amgen [***], and [***], respectively. The foregoing shall not apply to the grant of a sublicense by Anthera in connection with a merger, acquisition, reorganization, spin-out of Anthera’s rights and obligations under this Agreement, or sale of all or substantially all of the assets of Anthera. The obligations set forth in this Section 4.5 are in addition to any other payment obligations under this Agreement.
     4.6 Reports. At the same time that Anthera makes a quarterly royalty payment required by Section 4.3, Anthera shall provide to Amgen a written report that sets forth a reasonably detailed and accurate record of all sales or dispositions by Anthera, its Affiliates, and its sublicensees of the Licensed Products in the Territory, showing the manufacturing, sales, use and other dispositions of the Licensed Products with respect to which royalty obligations have accrued during such calendar quarter, the gross amounts and allowed deductions forming the calculation of Net Sales and royalty reductions under Section 4.4, and a calculation of the royalties due for such calendar quarter pursuant to Sections 4.3 and 4.4.
     4.7 Records and Audit. During the term of this Agreement and for a period of [***] thereafter, Anthera shall keep and require its Affiliates and sublicensees to keep and provide to Anthera complete and accurate records in accordance with GAAP (or the relevant accounting standards of such non-U.S. jurisdiction where such records are kept or to which they relate, as applicable) pertaining to the sale of the Licensed Products, in sufficient detail to permit Amgen to confirm the revenue and Net Sales attributable to such sales. Amgen shall have the right, at its expense, to cause an independent, certified public accountant reasonably acceptable to Anthera to audit such records to confirm Anthera’s revenues and Net Sales attributable to sales of Licensed Products in the Field in the Territory. Such audits shall be conducted under conditions of confidentiality and may be exercised no more frequently than [***] per year upon reasonable advance notice to Anthera and during normal business hours. A copy of the accountant’s report shall be provided to Anthera. All amounts due (whether by Anthera or Amgen) as shown by the audit shall be paid within [***] following the receipt of the audit report. Amgen shall bear the full cost of such audit unless such audit discloses an underpayment of royalties by Anthera of greater than [***] percent ([***]%) of amounts rightfully payable for the time period being audited. In such case, Anthera shall bear [***] cost of such audit.
     4.8 Methods of Payments. All payments due under this Agreement shall be paid in U.S. dollars by wire transfer to a bank designated in writing by the Party to which the payment is due.
     4.9 Interest. If Anthera fails to make any payment due to Amgen under this Agreement, then interest shall accrue on a daily basis at an interest rate equal to two percentage points (2%) above the then-applicable prime commercial lending rate of Citibank, N.A., San Francisco, California, or at the maximum rate permitted by applicable law, whichever is the lower.
     4.10 Currency Conversion. Net Sales amounts shall be translated from other currencies to U.S. Dollars by using the rate of exchange quoted under Foreign Exchange in the Eastern edition of the Wall Street Journal as of the last business day of the applicable calendar quarter.
     4.11 Blocked Currency. If at any time legal restrictions prevent the prompt remittance of part or all of the royalties payable by Anthera with respect to any country where a Licensed Product is sold, Anthera shall have the right, at its option, to make such payments by depositing the amount thereof in local currency to Amgen’s account in a bank or other depository in such country.
     4.12 Transaction Taxes. Anthera is responsible for the payment of any state or local, sales or use, or similar fees or taxes arising as a result of the transfer of property by Amgen to

Anthera pursuant to this Agreement, and Anthera shall promptly remit such fees or taxes to Amgen, as the collection agent, upon invoice. Amgen shall, thereafter, timely report and submit the appropriate fees or taxes to the relevant taxing authority(ies). Notwithstanding the foregoing, in the event that laws, rules or other regulations require Anthera to withhold taxes with respect to any payment to be made by Anthera pursuant to this Agreement, Anthera will notify Amgen of such withholding requirements prior to making the payment to Amgen and provide such assistance to Amgen, including the provision of such documentation as may be required by the applicable tax authority, as may be reasonably necessary in Amgen’s efforts to claim an exemption from or reduction of such taxes. Anthera will, in accordance with such laws, rules or regulations, withhold taxes from the amount due, remit such taxes to the appropriate tax authority, and furnish Amgen with satisfactory proof of payment of such taxes within [***] following the payment. If taxes are withheld and remitted to a tax authority, Anthera shall provide reasonable assistance to Amgen to obtain a refund of such taxes or obtain a credit with respect to such taxes.
ARTICLE 5
Patents
     5.1 Prosecution and Maintenance of AMG 623 Licensed Patents.
          (a) Subject to Section 5.1(b), Anthera shall be responsible (using mutually acceptable outside counsel) for the filing, prosecution, defense and maintenance of all AMG 623 Licensed Patents, including any oppositions and interferences, at Anthera’s sole expense. If Anthera determines that a patent application should be filed to cover an invention within the Licensed Know-How, Anthera shall promptly consult with Amgen regarding such matter, and if Amgen consents in its sole discretion to such filing, Anthera shall be responsible, at its sole expense, for filing, prosecuting, defending and maintaining such patent application and any patent issuing therefrom, and any such patent application filed or any patent issuing therefrom, shall be included within AMG 623 Licensed Patents. For a period not to exceed [***] following the Effective Date, Amgen shall provide reasonable assistance to such mutually acceptable outside counsel to transition the AMG 623 Licensed Patents files to such outside counsel. For a period limited only by the expiration of the AMG 623 Licensed Patents, Amgen shall have a right to review and comment on all material documents related to the preparation, filing, prosecution and maintenance of the AMG 623 Licensed Patents. Anthera shall deliver to Amgen copies of all material documents related to the preparation, filing, prosecution and maintenance of the AMG 623 Licensed Patents within a reasonable period of time after such documents are prepared or received, and, in any event, within a reasonable amount of time before any such document is filed with or submitted to the applicable patent office or agency. Anthera shall consult in good faith with Amgen regarding the preparation, filing and prosecution of the AMG 623 Licensed Patents and shall incorporate any and all reasonable comments or suggestions made by Amgen with respect to such preparation, filing and prosecution.
          (b) If, at any time during the term of this Agreement, Anthera determines in its sole discretion not to file, prosecute, defend or maintain any claim or patent application or patent within the AMG 623 Licensed Patents in any country, then Anthera shall provide Amgen with [***] prior written notice of such determination to provide Amgen with the right and opportunity to file, prosecute, defend and maintain such claim or patent application or patent. In such event, if Amgen so elects, Amgen shall, at its expense, thereafter (itself or through outside counsel selected by Amgen in its sole discretion) assume control over the filing, prosecution, defense and maintenance of such claim or patent application or patent.
     5.2 Other Licensed Patents. Amgen shall be solely responsible for, and have complete discretion in controlling and making decisions with respect to, filing, prosecution, defense and maintenance of the Other Licensed Patents before all patent authorities in the Territory, including but not limited to oppositions and interferences, and enforcement of the Other Licensed Patents.
     5.3 Infringement by Third Parties.
          (a) Anthera shall have the first right, but not the obligation, at its own expense, to enforce the AMG 623 Licensed Patents against Third Parties and to defend the AMG 623 Licensed Patents against any challenges in the Territory. In the event Anthera shall so elect, Anthera shall control any such action; provided that, Amgen shall, at its own expense, be entitled to participate in, and to have counsel selected by Amgen participate in, such action. [***].
          (b) In the event Anthera does not commence an enforcement and/or defense action pursuant to Section 5.3(a) within [***] after Anthera first notifies Amgen or Amgen first notifies Anthera of potential infringement of the AMG 623 Licensed Patents in the Territory (or of the filing of a declaratory judgment action, in the case of defense actions), Amgen shall be entitled to bring and prosecute such an action at its own expense and to retain [***] percent ([***]%) of any recoveries in such action, unless Anthera participates. In the event Amgen shall so elect, Amgen shall control any such action; provided, however, that Anthera shall, at its own expense, be entitled to participate in, and to have counsel selected by Anthera participate in, such action. Recoveries in any actions in which Anthera participates under this Section 5.3(b) shall be used first to reimburse the Parties’ costs and expenses (including attorneys’ fees) for such action (on an equal basis) and any remainder shall belong to Amgen.
          (c) Each Party shall promptly notify the other Party upon becoming aware of any potential Third Party infringement of the Licensed Patents.
          (d) Neither Party shall enter into any settlement of any action under this Section 5.3 that affects the other Party’s rights or interests under this Agreement without such other Party’s written consent, which consent shall not be unreasonably withheld or delayed.
     5.4 Infringement of Third Party Rights. Each Party shall promptly notify the other Party upon receiving written notice of any potential infringement, or any Third Party claim or action against Amgen or Anthera or any of their Affiliates or sublicensees for possible infringement, of a Third Party patent right resulting from the development or commercialization of Licensed Product. Subject to the indemnification and defense obligations of the Parties under Article 8, each Party shall be responsible for defending, and shall control the defense of, any such action brought against such Party. The Parties shall confer with each other and cooperate in the defense of any such action in which both Amgen and Anthera are named parties. Neither Party shall enter into any settlement of any action under this Section 5.4 that affects the other Party’s rights or interests under this Agreement without such other Party’s written consent, which consent shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, nothing in this Section 5.4 shall obligate either Party to defend against any action referenced in this Section 5.4.
     5.5 Cooperation. Each Party, at the requesting Party’s expense, agrees to reasonably cooperate with the other Party in the filing, prosecution, maintenance, defense and enforcement of Licensed Patents, as set forth in this Article 5, including joining an action or proceeding if reasonably requested, signing any necessary legal papers, and providing the other Party with data or other information reasonably requested in support thereof. Each Party shall keep the other Party reasonably informed of the substantive developments with respect to any enforcement or defensive actions under this Article 5 regarding the AMG 623 Licensed Patents.
ARTICLE 6
Confidentiality
     6.1 Confidentiality. Except to the extent expressly authorized by this Agreement or otherwise agreed in writing by the Parties, each Party agrees that, for the term of this Agreement and for [***] thereafter, it shall keep confidential and shall not publish, otherwise disclose or use for any purpose other than as provided for in this Agreement (including, in each case, in connection with the exercise of license rights granted pursuant to this Agreement) any Confidential Information of the other Party unless the receiving Party can demonstrate by competent proof that such Confidential Information:
          (a) was already known to the receiving Party, other than under an obligation of confidentiality, at the time of disclosure by the other Party;
          (b) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving Party;
          (c) became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the receiving Party in breach of this Agreement;
          (d) was disclosed to the receiving Party, other than under an obligation of confidentiality, by a Third Party who, to the receiving Party’s knowledge, had no obligation to the disclosing Party not to disclose such information to others; or
          (e) was independently discovered or developed by the receiving Party without the use of Confidential Information belonging to the disclosing Party, as documented by the receiving Party’s written records.

     6.2 Authorized Disclosure. Notwithstanding the limitations in this Article 6, each Party may disclose Confidential Information belonging to the other Party to the extent such disclosure is reasonably necessary in the following instances:
          (a) prosecuting or defending litigation relating to this Agreement;
          (b) complying with applicable law, regulations, valid court orders, or rules of a securities exchange;
          (c) disclosure to investors, potential investors, sources of finance, acquirers, or merger candidates who agree to be bound by confidentiality obligations at least equivalent in scope to those set forth in this Article 6, or in the case of financial institutions with respect to financial information and the terms of this Agreement only, equivalent in scope to those terms under which the disclosing Party is disclosing its own confidential information of similar type, provided that such disclosure is used solely for the purpose of evaluating such investment, acquisition, or merger or providing required information under a financing (as the case may be);
          (d) disclosure of Licensed Know-How, data related to Licensed Products or the terms of this Agreement, on a need-to-know basis in support of the development, manufacture or commercialization of Licensed Products, to members of its Board of Directors, Affiliates, licensees, sublicensees, employees, consultants, agents and subcontractors who agree to be bound by obligations of confidentiality and non-use at least equivalent in scope to those set forth in this Article 6;
          (e) in connection with making regulatory filings for Regulatory Approval; and
          (f) filing, prosecuting or maintaining the AMG 623 Licensed Patents in accordance with Article 5.
     Notwithstanding the foregoing, in the event a Party is required to make a disclosure of the other Party’s Confidential Information pursuant to Section 6.2(b), it will, except where not reasonably possible, give reasonable advance notice to the other Party of such disclosure and use commercially reasonable efforts to secure confidential treatment of such information. In any event, the Parties agree to take all reasonable action to avoid disclosure of Confidential Information hereunder.
     6.3 Employees; Agents. Anthera and Amgen shall ensure that each employee, consultant or other agent of Anthera or Amgen or any of its Affiliates and sublicensees who has access to Confidential Information of the other Party is bound to obligations of confidentiality and non-use at least equivalent in scope to those set forth in Sections 6.1 and 6.2.
     6.4 Publicity. The terms of this Agreement shall be Confidential Information of each Party and, as such, shall be subject to the provisions of this Article 6. Upon execution of this Agreement, the Parties shall negotiate in good faith a mutually agreed upon press release to be issued by Anthera. Neither Party shall otherwise issue any other news or press release, or make any public announcement relating to this Agreement or to the performance hereunder, without the other Party’s prior written consent. This restriction shall not apply to disclosures required by law or regulation, including as may be required in connection with any filings made with the

Securities and Exchange Commission or by the disclosure policies of a major stock exchange (including NASDAQ, NYSE and AMEX); provided, however, that the disclosing Party shall request, to the extent legally available, that the relevant legal or Regulatory Authority, or major stock exchange, treat as confidential any Confidential Information or other proprietary information of either Party included in any such disclosure and shall notify the other Party of the proposed disclosure in advance.
     6.5 Publications. Neither Party shall submit for written or oral publication any manuscript or abstract which includes data relating to the Licensed Product without first allowing the other Party thirty (30) days to review. In the event any such dissemination is determined by the reviewing Party to be detrimental to its intellectual property or license position, the other Party shall delay such publication for a period sufficient, but in no event greater than an additional forty-five (45) days, to allow the other Party to take the steps necessary to protect such intellectual property, including the filing of any patent applications. In any event, a publication shall not include Confidential Information of the other Party without the other Party’s written consent thereto.
     6.6 Attorney-Client Privilege. Neither Party is waiving, nor shall be deemed to have waived or diminished, any of its attorney work product protections, attorney-client privileges or similar protections and privileges as a result of disclosing its Confidential Information (including Confidential Information related to pending or threatened litigation) to the receiving Party, regardless of whether the disclosing Party has asserted, or is or may be entitled to assert, such privileges and protections. The Parties (a) share a common legal and commercial interest in all of the disclosing Party’s Confidential Information that is subject to such privileges and protections; (b) are or may become joint defendants in proceedings to which the disclosing Party’s Confidential Information covered by such protections and privileges relates; (c) intend that such privileges and protections remain intact should either Party become subject to any actual or threatened proceeding to which the disclosing Party’s Confidential Information covered by such protections and privileges relates; and (d) intend that after the Effective Date the receiving Party shall have the right to assert such protections and privileges. No receiving Party shall admit, claim or contend, in proceedings involving either Party or otherwise, that the disclosing Party waived any of its attorney work-product protections, attorney-client privileges or similar protections and privileges with respect to any information, documents or other material due to the disclosing Party disclosing its Confidential Information (including Confidential Information related to pending or threatened litigation) to the receiving Party.
ARTICLE 7
Representations, Warranties And Covenants
     7.1 Representations and Warranties of Anthera. Anthera hereby represents and warrants that, as of the Effective Date:

          (a) Corporate Power. Anthera is duly organized and validly existing under the laws of Delaware and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof.
          (b) Due Authorization. Anthera is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder. The person executing this Agreement on Anthera’s behalf has been duly authorized to do so by all requisite corporate action.
          (c) Binding Agreement. This Agreement is a legal and valid obligation binding upon Anthera and enforceable in accordance with its terms. The execution, delivery and performance of this Agreement by Anthera do not conflict with any agreement, instrument or understanding, oral or written, to which it or any of its Affiliates is a party or by which it or any of its Affiliates may be bound.
          (d) Validity. Neither Anthera nor any of its Affiliates is aware of any action, suit or inquiry or investigation instituted by any governmental agency which questions or threatens the validity of this Agreement.
     7.2 Representations and Warranties of Amgen. Amgen hereby represents and warrants that, as of the Effective Date:
          (a) Corporate Power. Amgen is duly organized and validly existing under the laws of Delaware and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof.
          (b) Due Authorization. Amgen is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder. The person executing this Agreement on Amgen’s behalf has been duly authorized to do so by all requisite corporate action.
          (c) Binding Agreement. This Agreement is a legal and valid obligation binding upon Amgen and enforceable in accordance with its terms. The execution, delivery and performance of this Agreement by Amgen do not conflict with any agreement, instrument or understanding, oral or written, to which it or any of its Affiliates is a party or by which it or any of its Affiliates may be bound.
          (d) Validity. Neither Amgen nor its Affiliates are aware of any action, suit or inquiry or investigation instituted by any governmental agency which questions or threatens the validity of this Agreement.
          (e) Patent Rights.
               (i) Amgen has the right to grant the licenses under the Licensed Patents granted hereunder and has not assigned, transferred, conveyed or licensed its right, title and interest in the Licensed Patents in a manner inconsistent with the terms of this Agreement.
               (ii) To the actual knowledge of Amgen, Exhibit A includes all patent applications and patents owned or Controlled by Amgen as of the Effective Date that cover or claim the composition of matter of, or methods of making or using, the Licensed Molecule, as made or proposed to be used by Amgen in its development of Licensed Molecule, or any formulations of the Licensed Molecule. If, during the term of this Agreement, any patent application or patent is identified that is Controlled by Amgen and was Controlled by Amgen as of the Effective Date, which patent application or patent should have been included in AMG 623 Licensed Patents or Other Licensed Patents, then Amgen shall promptly include such patent application or patent within the AMG 623 Licensed Patents or Other Licensed Patents, as may be applicable, and Exhibit A shall be updated to reflect such inclusion. Anthera acknowledges and agrees that such inclusion shall be Anthera’s sole and exclusive remedy with respect to any breach of this Section 7.2(e)(ii).
               (iii) Amgen has not received in its Law Department patent database any notice of interference action, opposition, reissue or reexamination proceeding, or any inter partes intellectual property litigation pending before any patent office or court in a material jurisdiction concerning any of the AMG 623 Licensed Patents in the Territory.
               (iv) To the actual knowledge of the intellectual property law group of Amgen’s Law Department, within the twelve (12) month period prior to the Effective Date, Amgen has not received any bona fide written claims expressly and specifically alleging that the manufacture, use or sale of Licensed Molecule or any formulation of Licensed Molecule infringes any U.S., Japan or EU patent right of any Third Party.
          (f) Debarment. In the course of the research or development of Licensed Products, Amgen and its Affiliates have not used any employee or consultant who is or has been debarred by any Regulatory Authority or, to the best of Amgen’s knowledge, is or has been the subject of debarment proceedings by any Regulatory Authority.
          (g) Licensed Product. Neither Amgen nor its Affiliates are conducting any clinical trials in Phase II or later stage for the treatment, palliation or prevention of lupus.
          (h) Disclaimer. EXCEPT AS EXPRESSLY SET FORTH IN THIS ARTICLE 7, ALL MATERIALS AND INFORMATION PROVIDED HEREUNDER ARE BEING PROVIDED “AS IS” AND WITHOUT ANY REPRESENTATIONS OR WARRANTIES. EXCEPT AS EXPRESSLY SET FORTH IN THIS ARTICLE 7, NEITHER PARTY MAKES ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, OF ANY KIND, INCLUDING AS TO MERCHANTABILITY, FITNESS FOR A PARTICULAR USE OR NON-INFRINGEMENT. IN PARTICULAR, AMGEN DOES NOT WARRANT THE VALIDITY OR ENFORCEABILITY OF THE LICENSED PATENTS, AND MAKES NO REPRESENTATIONS WHATSOEVER WITH REGARD TO THE SCOPE OF THE LICENSED PATENTS, OR THAT THE LICENSED PATENTS OR LICENSED KNOW-HOW MAY BE EXPLOITED WITHOUT INFRINGING OTHER PATENTS OR OTHER INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES. For purposes of Sections 7.2(e), “actual knowledge” means the actual knowledge of Amgen, without a duty of inquiry.
     7.3 Limitation. IN NO EVENT SHALL AMGEN’S LIABILITY HEREUNDER AT ANY TIME EXCEED THE AGGREGATE AMOUNT IT SHALL HAVE PREVIOUSLY RECEIVED FROM ANTHERA HEREUNDER, PROVIDED, HOWEVER, THAT THE FOREGOING LIMITATION SHALL NOT APPLY TO DAMAGES RESULTING FROM

THIRD PARTY CLAIMS COVERED BY AMGEN’S INDEMNIFICATION OBLIGATIONS UNDER ARTICLE 8 OR CAUSED BY (A) AMGEN’S WILLFUL BREACH OF THIS AGREEMENT, INTENTIONAL MISCONDUCT OR GROSS NEGLIGENCE, OR (B) AMGEN’S BREACH OF ITS CONFIDENTIALITY OBLIGATIONS UNDER ARTICLE 6.
     7.4 Covenants.
          (a) No Debarment. Anthera covenants to Amgen that, in the course of the development and commercialization of Licensed Products during the Term, Anthera shall not knowingly use any employee or consultant who is or has been debarred by any Regulatory Authority or is or has been the subject of debarment proceedings by any Regulatory Authority.
          (b) Compliance with Applicable Law. Anthera covenants to comply with all statutes and regulations (including statutes, regulations and guidance of Regulatory Authorities) applicable to its activities under this Agreement.
ARTICLE 8
Indemnification
     8.1 Indemnification by Amgen. Unless otherwise provided herein, Amgen agrees to indemnify, hold harmless, and defend Anthera, its Affiliates, and their respective directors, officers, employees, and agents (the “Anthera Indemnitees”) from and against any and all Losses resulting from any Third Party suits, claims, actions or demands (collectively, “Third Party Claims”), to the extent arising out of any of the following:
          (a) a breach by Amgen of a representation, warranty, or covenant in this Agreement;
          (b) the negligence, recklessness or willful misconduct of Amgen, any of its Affiliates, or any of their respective employees or agents in performing Amgen’s obligations hereunder; or
          (c) Amgen’s failure to fulfill its material regulatory obligations under the Regulatory Documents prior to the date on which such Regulatory Documents are transferred to Anthera pursuant to Section 3.1(a).
     Such indemnity shall not apply to the extent Anthera’s failure to comply with the indemnification procedures set forth in Section 8.3 has materially prejudiced Amgen’s ability to defend against such Third Party Claims or to the extent that it is shown that the Third Party Claim was the result of (i) a breach by Anthera of a representation, warranty, or covenant in this Agreement; or (ii) the negligence, recklessness or willful misconduct of Anthera, any of its Affiliates, or any of their respective employees or agents.

     8.2 Indemnification by Anthera. Unless otherwise provided herein, Anthera agrees to indemnify, hold harmless, and defend Amgen, its Affiliates, and their respective directors, officers, employees, and agents (the “Amgen Indemnitees”) from and against any and all Losses resulting from any Third Party Claims, to the extent arising out of any of the following:
          (a) the research, development, manufacture, possession, storage, transport, importation, use, sale, marketing, or distribution of Licensed Molecule or Licensed Product by or on the behalf of Anthera or its Affiliates or sublicensees; or
          (b) a breach by Anthera of a representation, warranty, or covenant in this Agreement; or
          (c) the negligence, recklessness or willful misconduct of Anthera, any of its Affiliates, or any of their respective employees or agents in performing Anthera’s obligations hereunder;
     Such indemnity shall not apply to the extent Amgen’s failure to comply with the indemnification procedures set forth in Section 8.3 has materially prejudiced Anthera’s ability to defend against such Third Party Claims or to the extent that it is shown that the Third Party Claim was the result of (i) a breach by Amgen of a representation, warranty, or covenant in this Agreement; (ii) the negligence, recklessness or willful misconduct of Amgen, any of its Affiliates, or any of their respective employees or agents; or (iii) Amgen’s failure to fulfill its material regulatory obligations under the Regulatory Documents prior to the date on which such Regulatory Documents are transferred to Anthera pursuant to Section 3.1(a).
     8.3 Control of Defense. Any entity entitled to indemnification under this Article 8 shall give written notice to the indemnifying Party of any Third Party Claims that may be subject to indemnification, promptly after learning of such Third Party Claim. Within a reasonable time after receiving such notice, the indemnifying Party shall assume the defense of such Third Party Claims with counsel reasonably satisfactory to the indemnified Party. The indemnified Party shall cooperate with the indemnifying Party in such defense. The indemnified Party may, at its option and expense, be represented by counsel of its choice in any action or proceeding with respect to such Third Party Claim. The indemnifying Party shall not be liable for any litigation costs or expenses incurred by the indemnified Party without the indemnifying Party’s written consent, such consent not to be unreasonably withheld. The indemnifying Party shall not settle any such Third Party Claim if such settlement (a) does not fully and unconditionally release the indemnified Party from all liability relating thereto or (b) adversely impacts the rights granted to the indemnified Party under this Agreement in a material way, unless the indemnified Party otherwise agrees in writing. The indemnified Party shall not settle any Third Party Claim for which indemnification is sought hereunder without the prior written consent of the indemnifying Party.
     8.4 Insurance. Prior to the commencement of any human clinical trials of a Licensed Product, Anthera shall obtain a product/clinical trial liability insurance policy in good standing and adequate to cover its obligations hereunder and which are consistent with normal business practices of prudent companies similarly situated, during the period in which Anthera is performing clinical studies (including any follow-up care) of Licensed Product (the “Trial

Period”). Such policy shall remain in effect during the Trial Period and for [***] thereafter, and shall, in addition provide for a [***] covering circumstances, incidents, and/or claims arising from activities occurring prior to the termination of such policy. In any event, Anthera shall name Amgen as an additional insured on such policy and shall require the insurer to provide written notice to Amgen within [***] of any change in or termination of such policy that would negatively impact the coverage of Amgen under such policy. Anthera shall provide a copy of such policy to Amgen at least [***] prior to the commencement of human clinical trials. Additionally, upon and after the First Commercial Sale or distribution of a Licensed Product, and for so long as such Licensed Product is sold by or on behalf of Anthera or its Affiliates, Anthera shall maintain comprehensive general liability, product liability and broad form contractual liability insurance in amounts and with coverage conditions customary for like products naming Amgen as an additional insured.
ARTICLE 9
Term; Termination
     9.1 Term. The term of this Agreement shall commence upon the Effective Date and shall continue until terminated pursuant to Section 9.2, 9.3, 9.4 or 9.5.
     9.2 Termination for Material Breach. Each Party shall have the right to terminate this Agreement for the other Party’s uncured material breach of this Agreement as set forth in this Section 9.2. At least one hundred twenty (120) days prior to any such termination, except in the case of a monetary default, in which case a thirty (30) day notice period shall apply, the Party seeking to so terminate shall give the other Party written notice of its intention to terminate this Agreement in accordance with the provisions of this Section 9.2, which notice shall set forth the default(s) which form the basis for such termination. If the defaulting Party fails to correct such default(s) within one hundred twenty (120) days (thirty (30) days in the case of a monetary default) after receipt of notification the other Party may terminate this Agreement immediately upon written notice. Notwithstanding the foregoing, Section 2.4(e) and not this Section 9.2 shall govern any termination of this Agreement by Amgen for Anthera’s breach of Section 2.4(c).
     9.3 Termination for Insolvency. Amgen may terminate this Agreement upon written notice in the event any of the following occurs with respect to Anthera: (i) Anthera becomes bankrupt or insolvent, or files a petition in bankruptcy or makes a general assignment for the benefit of creditors or otherwise acknowledges in writing insolvency, or is adjudged bankrupt, and Anthera (A) fails to assume this Agreement in any such bankruptcy proceeding within thirty (30) days after filing or (B) assumes and assigns this Agreement to a Third Party; (ii) Anthera goes into or is placed in a process of complete liquidation; (iii) a trustee or receiver is appointed for any substantial portion of Anthera’s business and such trustee or receiver is not discharged within sixty (60) days after appointment; (iv) any case or proceeding shall have been commenced or other action taken against Anthera in bankruptcy or seeking liquidation, reorganization, dissolution, a winding-up arrangement, composition or readjustment of its debts or any other relief under any applicable bankruptcy, insolvency, reorganization or similar law now or hereafter in effect and is not dismissed or converted into a voluntary proceeding governed by clause (i) above within sixty (60) days after filing; or (v) there shall have been issued a warrant of attachment, execution, distraint or similar process against any substantial part of the property of Anthera and such event shall have continued for a period of sixty (60) days and none of the following has occurred: (A) it is dismissed, (B) it is bonded in a manner reasonably satisfactory to Amgen, or (C) it is discharged.
     9.4 Termination by Anthera. Anthera may terminate this Agreement upon one hundred and twenty (120) days prior written notice to Amgen (which written notice shall be dated no earlier than the first anniversary of the Effective Date), if Anthera determines, in its sole discretion, that continued development or commercialization of Licensed Products is not justified for scientific or economic reasons. In addition, Anthera may terminate this Agreement in accordance with Section 2.4(c)(iii).
     9.5 Other Termination. If Anthera, its Affiliates or sublicensee(s) brings or joins any challenge to the validity of any of the Licensed Patents, then Amgen shall have the right, upon ten (10) days written notice, to terminate this Agreement.
     9.6 Effect of Termination.
          (a) In the event of any termination of this Agreement, Anthera shall, at no cost to Amgen and upon request of Amgen with respect to each of the following items:
               (i) promptly transfer and assign to Amgen or its designee the Regulatory Documents and all regulatory filings covering Licensed Products;
               (ii) promptly transfer to Amgen or its designee all clinical data with respect to Licensed Products generated by Anthera prior to the date of such termination;
               (iii) grant to Amgen an exclusive, perpetual and royalty-free license, with the right to sublicense through multiple tiers, under any and all data, information, patents and other intellectual property relating to the Licensed Technology, Licensed Molecule, and/or Licensed Products Controlled by Anthera or its Affiliates (including any manufacturing improvements to the Manufacturing Technology) to research, develop, make, have made, use, import, offer to sell, or sell Licensed Products (which grant shall take effect automatically upon termination of this Agreement, and does not require further action of either Party);
               (iv) promptly transfer to Amgen all inventories of clinical material, API and/or intermediates of Licensed Molecule and inventories of Licensed Product, held by or on behalf of Anthera or its Affiliates at the time of such termination (provided, however, that if this Agreement is terminated pursuant to Section 9.3 or 9.4, such inventories shall be transferred to Amgen at a price to be negotiated in good faith between the Parties);
               (v) promptly transfer to Amgen all remaining Materials (including but not limited to master and working cell banks, reagents and reference standards) held by or on behalf of Anthera or its Affiliates at the time of such termination;
               (vi) promptly transition responsibility for commercialization and development of the Licensed Products to Amgen or its designee in a manner requested by Amgen and Anthera shall seek to minimize disruption to the development and commercialization of the Licensed Products, including upon Amgen’s request assigning any contracts related to the development or commercialization from Anthera or its Affiliates to Amgen or its designee (to the extent permissible under such contracts and, if not permissible, Anthera shall use its reasonable efforts to seek the right to so assign such contracts);
               (vii) cooperate to promptly transition to Amgen or its designee sole responsibility for the filing, prosecution, defense, maintenance and enforcement in the Territory of the AMG 623 Licensed Patents;
               (viii) promptly assign, or if assignment is not possible because Anthera licensed such trademark then exclusively assign its rights in the trademark, to Amgen any trademarks adopted for or used in the development or commercialization of Licensed Products; and
               (ix) cooperate with Amgen to promptly and smoothly transition the manufacturing of Licensed Products from Anthera, its Affiliate or Third Party manufacturer to Amgen or its designee, including the manufacturing processes for bulk and filling and finishing, and further including upon Amgen’s request assigning any contract related to supply or Third Party contract manufacturing to Amgen or its designee (to the extent permissible under such contracts and, if not permissible, Anthera shall use its reasonable efforts to seek the right to so assign such contracts).
          (b) In the event of any termination of this Agreement, Anthera shall return to Amgen within sixty (60) days of termination all tangible Amgen Know-How and Confidential Information provided to Anthera by Amgen pursuant to this Agreement, and shall use reasonable efforts to delete from its systems all other Confidential Information of the other Party.
          (c) In the event that Amgen provides written notice to Anthera that Amgen intends to terminate this Agreement under Sections 9.2, 9.3 or 9.5, and: (i) Anthera, at the time of Anthera’s receipt of such written notice from Amgen, has sublicensed its rights to a Third Party/Third Parties under Section 2.2, such sublicense/sublicensees are not in breach of their sublicense agreements and seek to continue the development and/or commercialization of the Licensed Products; and (ii) Anthera disputes the termination of this Agreement, then the Parties agree that this Agreement shall not terminate with respect to the breach that is the subject of such written notice by Amgen, until a court of competent jurisdiction determines that Amgen is entitled to terminate this Agreement, at which time all sublicenses granted by Anthera shall terminate. If such court makes such determination, for purposes of calculating Amgen’s damages for Anthera’s breach of this Agreement (which breach was the subject of Amgen’s written notice to Anthera), the termination shall be rightfully effective retroactive to the date of Amgen’s written notice to Anthera setting forth the default(s) which formed the basis for such termination by Amgen.
          (d) Except as expressly set forth herein, all licenses, rights and obligations under this Agreement shall immediately end upon termination of this Agreement for any reason.
     9.7 Accrued Rights; Surviving Obligations. Termination or expiration of this Agreement shall not affect any rights of either Party arising out of any event or occurrence prior to termination. Sections 4.2(a), 4.7, 7.2(h), 9.6, and 9.7, and Articles 6, 8, and 10 of this Agreement shall survive termination or expiration of this Agreement. In addition, in the event there are Additional Licensed Product(s) designated under Section 2.4(c)(ii), Sections 4.2(a), 4.3, 4.7, 9.7 and Article 10 shall survive termination of this Agreement as to such Additional Licensed Product(s).
ARTICLE 10
General provisions
     10.1 Governing Law. This Agreement shall be governed by the laws of the State of California, without regard to any conflicts of law principles that would provide for application of the law of a jurisdiction other than California. Each Party hereby irrevocably submits to the exclusive jurisdiction of the courts of the State of California and the courts of the United States of America located in the State of California, for the purposes of any suit, action or other proceeding arising out of or relating to this Agreement or out of any transaction contemplated hereby.
     10.2 Notices. All notices required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given (a) upon personal delivery to the Party to be notified at the address set forth below, (b) upon confirmation of receipt if sent by registered or certified mail, return receipt requested, postage prepaid, to the address set forth below, (c) upon delivery if sent via a nationally recognized overnight courier to the address set forth below, with written verification of receipt, or (d) upon confirmation of receipt if sent by facsimile to the number set forth below.
To Amgen:
Amgen Inc.
One Amgen Center Drive
Thousand Oaks, CA 91320-1799
Attention: Corporate Secretary
Telephone: (805) 447-1000
Facsimile: (805) 499-6751
To Anthera:
1900 South Norfolk Street, Suite 260
San Mateo, California 94566
Attn: President and Chief Executive Officer
Telephone: (650) 931-8825
Facsimile: (650) 403-0838
     Any Party may, by written notice to the other, designate a new address or fax number to which notices to the Party giving the notice shall thereafter be mailed or faxed.

     10.3 Force Majeure. No Party shall be liable for any delay or failure of performance to the extent such delay or failure is caused by circumstances beyond its reasonable control and that by the exercise of due diligence it is unable to prevent, provided that the Party claiming excuse uses its reasonable efforts to overcome the same. This Section 10.3 shall not excuse any delay or failure by Anthera to pay any amounts owed to Amgen hereunder.
     10.4 Entirety of Agreement. This Agreement sets forth the entire agreement and understanding of the Parties relating to the subject matter contained herein and merges all prior discussions and agreements between them, and no Party shall be bound by any representation other than as expressly stated in this Agreement, or a written amendment to this Agreement signed by authorized representatives of each of the Parties.
     10.5 Non-Waiver. The failure of any Party to insist on the performance of any obligation hereunder shall not be deemed to be a waiver of such obligation. Waiver of any breach of any provision hereof shall not be deemed to be a waiver of any other breach of such provision or any other provision on such occasion or any other occasion. No waiver, modification, release or amendment of any right or obligation under or provision of this Agreement shall be valid or effective unless in writing and signed by all Parties hereto.
     10.6 Independent Contractors. Each Party shall act solely as an independent contractor, and nothing in this Agreement shall be construed to give either Party the power or authority to act for, bind or commit the other Party in any way. Nothing herein shall be construed to create the relationship of partnership, principal and agent, joint venture or any other fiduciary relationship between the Parties.
     10.7 Severance. If any one or more of the provisions of this Agreement is held to be invalid or unenforceable, the provision shall be considered severed from this Agreement and shall not serve to invalidate any remaining provisions hereof. The Parties shall negotiate in good faith to replace any invalid or unenforceable provision with a valid and enforceable one such that the objectives contemplated by the Parties when entering this Agreement may be realized
     10.8 Assignment. Except as provided in this Section or Section 10.13, neither Party shall delegate duties of performance or assign, in whole or in part, rights or obligations under this Agreement without the prior written consent of the other Party, such consent not to be unreasonably withheld, and any attempted delegation or assignment without such written consent shall be of no force or effect; provided, however, such consent shall not be required for an assignment by either Party of the Agreement in connection with a merger, acquisition, reorganization, or sale of all or substantially all of the assets of such Party or assignment of its right to receive payments hereunder. For clarity, it shall not be reasonable for Amgen to withhold such consent so long as the assignment of Anthera’s rights and obligations under this Agreement will have no material adverse impact on the development and/or commercialization timelines for each Licensed Product targeted by Anthera prior to such assignment. Subject to the restrictions contained in the preceding sentence, this Agreement shall be binding upon, and inure to the benefit of, the successors and assigns of the Parties. In the event that a Party seeks the other Party’s written consent to delegate its duties of performance or assign, in whole or part, its rights or obligations under this Agreement, the other Party shall notify the requesting Party whether it consents to such delegation or assignment within thirty (30) days of its receipt of such request. Anthera hereby acknowledges that Amgen is entering into this Agreement based upon (a) its personal relationship with Anthera and its executives and (b) the personal judgment, skills and abilities of Anthera and its executives, and that this is a contract for personal services between Anthera and Amgen.
     10.9 Bankruptcy. All rights and licenses granted under this Agreement are, and shall otherwise be deemed to be, for purposes of Section 365(n) of Title 11, U.S. Code (the “Bankruptcy Code”), licenses of rights to “intellectual property” as defined under Section 101 of the Bankruptcy Code. Anthera, as a licensee of such rights under this Agreement, shall retain and may fully exercise any or all of its rights and elections under the Bankruptcy Code.
     10.10 Headings; Interpretation. The headings contained in this Agreement have been added for convenience only and shall not be construed as limiting. The language used in this Agreement shall be deemed to be the language chosen by the Parties hereto to express their mutual intent and no rule of strict construction shall be applied against any Party. The words “include,” “includes,” or “including” shall be deemed followed by the words “without limitation.” The words “herein,” “hereof,” “hereunder,” and other words of similar import in this Agreement refer to this Agreement as a whole, including the exhibits, and not to any particular section, paragraph or clause contained in this Agreement.
     10.11 Limitation of Liability. NO PARTY SHALL BE LIABLE TO ANOTHER FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL OR SPECIAL DAMAGES, INCLUDING BUT NOT LIMITED TO LOST PROFITS, ARISING FROM OR RELATING TO ANY BREACH OF THIS AGREEMENT, REGARDLESS OF ANY NOTICE OF THE POSSIBILITY OF SUCH DAMAGES. NOTHING IN THIS SECTION IS INTENDED TO LIMIT OR RESTRICT THE DAMAGES AVAILABLE TO A PARTY FOR THE OTHER PARTY’S BREACH OF ITS OBLIGATIONS UNDER ARTICLE 6 OR THE RIGHTS OR OBLIGATIONS OF ANY PARTY UNDER ARTICLE 8.
     10.12 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be an original and all of which shall constitute together the same document.
     10.13 Performance by Affiliates. Amgen may perform its obligations and exercise its rights hereunder by or through one or more of its Affiliates, provided that Amgen shall be responsible for the acts and/or omissions of any of its Affiliates.
     10.14 Product Marking. If and to the extent required by law or local regulation in the particular country of the Territory where sold, or if and to the extent requested by Amgen and not prohibited by law or regulation, all promotional material, Licensed Product packaging and the Licensed Product itself shall properly and clearly indicate that such is sold under license from Amgen. In addition the Licensed Product marketed by or on behalf of Anthera, its Affiliates or sublicensees shall bear the relevant Licensed Patent numbers unless otherwise agreed between the parties.
     10.15 Legal Compliance. The Parties shall review in good faith and cooperate in taking such actions to ensure compliance of this Agreement with all applicable laws.

     10.16 Construction. The Parties mutually acknowledge that they and their attorneys have participated in the negotiation and preparation of this Agreement. Ambiguities, if any, in this Agreement shall not be construed against any Party, irrespective of which Party may be deemed to have drafted the Agreement or authorized the ambiguous provision.
     10.17 Further Acts. Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.
[Signatures on following page]

     In Witness Whereof, the Parties hereto have duly executed this License Agreement.

Amgen Inc.

By:	/s/ Kevin W. Sharer

Name: Kevin W. Sharer

Title: Chairman of the Board, Chief Executive Officer and President

Anthera Pharmaceuticals, Inc.

By:	/s/ Paul F. Truex

Name: Paul F. Truex

Title: President and Chief Executive Officer

Exhibit A
Licensed Patents
Part 1: AMG 623 Licensed Patents

Country	Application Number	Filed	Publication/Patent
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]		[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]

Exhibit A
Licensed Patents
Part 2: Other Licensed Patents

Case Reference	Country	Filing	Filing Number	Grant	Grant No.	Expiration
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EXHIBIT B
Licensed Molecule
Amino Acid Sequence
[***]

B-1

Exhibit C
Peptide amino acid sequence
[***]
[***]

C-1

Exhibit D
List of Approved CMOs
Drug Substance CMO:
[***]
[***]
[***]
[***]
[***]
[***]
[***]
[***]
Drug Product CMO:
[***]
[***]
[***]
[***]
[***]
[***]
[***]
[***]

D-1

Exhibit E
Inventory
Current Drug Product Inventory

Lot Number
[***]
[***]
Current Bulk Inventory
Lot Number
[***]
Master Cell Bank
Lot Number
[***]

E-1

Working Cell Bank
Lot Number
[***]
Intermediate
Lot Number
[***]
Inclusion bodies
Lot Number
[***]
Placebo
Lot Number
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E-2

Exhibit F
Materials
[***]

F-1

Exhibit G
THIRD PARTY MILESTONES
Anthera shall pay the following [***] milestone payments to Amgen upon the first occurrence thereof. In the event Amgen reasonably believes that a milestone payment set forth below is due, Amgen shall notify Anthera thereof and Anthera shall promptly pay such milestone payment to Amgen within [***] of such notification from Amgen. At Amgen’s request, Anthera shall cooperate with Amgen to secure an agreement from the Third Party licensor to allow establishment of a direct obligation between Anthera and the Third Party licensor to pay the Third Party Milestones, provided, however, that Anthera shall not be required to agree to terms materially more onerous or expensive than those set forth in this Exhibit G.
[***] : [***].
[***] : [***].

G-1

Exhibit H
AMG 523
Amino Acid Sequence
[***]

H-1